                                                                  exhibit (e)(6)





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                          DATED AS OF NOVEMBER 13, 2001


                                  ALPNET, INC.

                                       AND

                                   ARCTIC INC.

                          SECURITY AND PLEDGE AGREEMENT


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

                                TABLE OF CONTENTS

                                                                                              PAGE
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SECTION 1.    DEFINITIONS; INTERPRETATION...................................................... 1

     1.01.    Definitions...................................................................... 1

SECTION 2.    OTHER TERMS ..................................................................... 2

SECTION 3.    GRANT OF SECURITY AND PLEDGE..................................................... 2

SECTION 4.    SECURITY FOR OBLIGATIONS......................................................... 3

SECTION 5.    DELIVERY OF PLEDGED COLLATERAL................................................... 3

SECTION 6.    REPRESENTATIONS, WARRANTIES AND COVENANTS........................................ 3

     6.01.    General and as to the Pledged Collateral......................................... 3

     6.02.    [Intentionally omitted] ......................................................... 5

     6.03.    As to the Pledged Collateral; Voting Rights; Dividends, etc...................... 5

SECTION 7.    FURTHER ASSURANCES............................................................... 6

SECTION 8.    INSURANCE........................................................................ 6

SECTION 9.    TRANSFERS TO OTHERS; LIENS; ADDITIONAL SHARES.................................... 6

SECTION 10.   SECURED PARTY APPOINTED ATTORNEY-IN-FACT......................................... 7

SECTION 11.   SECURED PARTY MAY PERFORM........................................................ 7

SECTION 12.   THE SECURED PARTY'S DUTIES....................................................... 7

SECTION 13.   REMEDIES......................................................................... 7

     13.01.   Generally........................................................................ 8

     13.02.   As to the Pledged Collateral..................................................... 8

SECTION 14.   INDEMNITY AND EXPENSES.......................................................... 10

SECTION 15.   MISCELLANEOUS................................................................... 10

     15.01.   Security Interest Absolute...................................................... 10

     15.02.   Amendments; etc................................................................. 10

     15.03.   Successors and Assigns.......................................................... 10

     15.04.   Addresses for Notices........................................................... 11

     15.05.   Failure or Indulgence........................................................... 11

     15.06.   Survival........................................................................ 12

     15.07.   Continuing Security Interest; Termination....................................... 12

     15.08.   Set-Off......................................................................... 12

     15.09.   Governing Law................................................................... 12

     15.10.   Waiver of Jury Trial............................................................ 12

     15.11.   Venue; Service of Process....................................................... 13

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                              PAGE
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
     15.12.   Headings........................................................................ 13

     15.13.   Severability.................................................................... 13

     15.14.   Execution in Counterparts....................................................... 13

     15.15.   Acknowledgement of Grantor...................................................... 14

Schedules

Schedule 1   Locations of Chief Executive Office, Records, Trade Names, Etc.

                          SECURITY AND PLEDGE AGREEMENT

     SECURITY AND PLEDGE AGREEMENT (this "Agreement"), dated as of November 13, 2001, by and between ALPNET, Inc. as Grantor ("Grantor") and Arctic Inc., as Secured Party (in such capacity, the "Secured Party").

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Secured Party and Grantor are entering into that certain Secured Promissory Note dated on or about the date hereof (as amended, modified or supplemented from time to time, the "Facility Agreement"); and

     WHEREAS, unless otherwise defined herein, terms defined in the Facility Agreement are used herein as therein defined; and

     WHEREAS, the Secured Party will not enter into the Facility Agreement nor advance funds thereunder unless the Grantor shall have granted a security interest, pledge and lien on the property of the Grantor described herein and the proceeds thereof; and

     NOW, THEREFORE, in consideration of the premises and in order to induce the parties to make the Advances, the Grantor hereby agree with the Secured Party as follows:

     SECTION 1.  DEFINITIONS; INTERPRETATION

     1.01. Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

     "Capital Stock" means any and all shares, interest, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Collateral" shall have the meaning ascribed thereto in Section 3.

     "Obligations" shall mean (i) the due and punctual payment of principal and interest in connection with the Facility Agreement, (ii) the due and punctual payment of all fees and all other present and future, fixed or contingent, monetary and other obligations of the Grantor to the Secured Party under the Facility Agreement (including, without limitation, interest accruing at the then applicable rate provided in the Facility Agreement), (iii) interest accruing at the then applicable rate provided in the Facility Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and (iv) the material performance by Grantor of all covenants and agreements under the Facility Agreement (including without limitation the obligations to transfer the Canadian Shares and the ALPS Canada Sub Shares and Account Payable to Grantor in accordance with the terms of the Facility Agreement).

     "Pledged Collateral" shall mean (i) all of the issued and outstanding shares of Capital Stock of Automated Language Processing Systems Ltd ("ALPS Canada") together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of ALPS Canada that may be issued or granted, or held by, the Grantor while this Agreement is in effect,
(ii) 1,455,050 shares of Second Preferred stock of ALPNET Canada Inc, a Quebec corporation which is a subsidiary of Grantor and ALPS Canada ("ALPS Canada Sub") represented by certificate no. SP-2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of ALPS Canada Sub that may be issued or granted, or held by, the Grantor while this Agreement is in effect, (iii) all other property which may be delivered to and held by the Secured Party in respect of the Capital Stock of ALPS Canada and/or ALPS Canada Sub pursuant to the terms hereof, (iv) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i), (ii) and (iii) above; and (v) all rights and privileges of the Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii), (iii) and
(iv) above.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Utah, provided that to the extent that by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the availability of any remedy is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

     SECTION 2. OTHER TERMS. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Facility Agreement.

     SECTION 3. GRANT OF SECURITY AND PLEDGE. The Grantor hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Secured Party for its benefit and hereby grants to the Secured Party for its benefit, a perfected pledge and continuing security interest in all of the Grantor's right, title and interest in and to the following whether now owned or existing or hereafter acquired or arising and regardless of where located:

     (a) all Pledged Collateral;

     (b) any account payable balance owed or owing to the Grantor by ALPS Canada, Grantor's wholly-owned Canadian subsidiary, from time to time;

     (c) all books, records, ledger cards and other property at any time evidencing or relating to any of the foregoing; and

     (d) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and to the extent not otherwise included, all (i) payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing and (ii) cash (Clause 3(a) through (d) together, the "Collateral").

     SECTION 4. SECURITY FOR OBLIGATIONS. This Agreement and the other Security Documents secure the payment and performance of all Obligations of the Grantor.

     SECTION 5. DELIVERY OF PLEDGED COLLATERAL. On the date hereof, the Grantor shall deliver all original certificates or instruments representing or evidencing the Pledged Collateral to be held by the Secured Party pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. All Pledged Collateral that are certificated securities shall be in bearer form or, if in registered form, shall be endorsed to the Secured Party or in blank. Promptly upon the accrual, offer or issue of any stocks, shares, warrants or other securities in respect of or derived from the Pledged Collateral, the Grantor shall notify the Secured Party of that occurrence and procure the delivery to the Secured Party of (a) all certificates or instruments representing or evidencing such items and (b) duly executed instruments of transfer or assignment in blank in respect thereof, all in form and substance satisfactory to the Secured Party. Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right, at any time in its discretion, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Pledged Collateral.

     SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Grantor represents, warrants and covenants as follows:

     6.01. General and as to the Pledged Collateral

     (a) This Agreement has been duly authorized, executed and delivered by the Grantor and is the legally valid and binding obligation of the Grantor, enforceable against it in accordance with its terms, except as enforcement may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, (y) general principles of equity (whether asserted at law or in equity) and (z) any implied covenant of good faith and fair dealing.

     (b) Grantor is duly organized and validly existing and in good standing under the laws of the State of Utah. The exact legal name of Grantor is ALPNET, Inc. The Grantor covenants with the Secured Party as follows: (i) without providing at least thirty (30) days prior written notice to the Secured Party, the Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (ii) if the Grantor does not have an organizational identification number and later obtains one, the Grantor will forthwith notify the Secured Party of such organizational identification number, and (iii) the Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

     (c) Grantor (i) has the power and authority to own its property and assets and to transact the business in which it is engaged and to do all things necessary or appropriate in respect of its business and (ii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification.

     (d) The chief places of business and chief executive offices of the Grantor and the offices where the Grantor keeps its records are located at the places specified on Schedule 1 hereto. All trade names under which the Grantor has conducted business or performed services are listed on Schedule 1 hereto.

     (e) The Grantor owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

     (f) Except as expressly permitted by the Facility Agreement, Grantor shall not assign (by operation of law or otherwise), sell, lease, transfer, pledge or grant a security interest in or otherwise dispose of or abandon, nor will Grantor suffer or permit any of the same to occur with respect to, any Pledged Collateral, and the inclusion of "proceeds" of the Pledged Collateral under the security interest granted herein shall not be deemed a consent by the Secured Party or any beneficiary to any sale or other disposition of any Pledged Collateral.

     (g) Grantor represents that it is not in violation of any law, material agreement or constitutive document in connection with the execution, delivery and performance of this Agreement.

     (h) The Pledged Collateral has been duly authorized and validly issued and is fully paid and non-assessable.

     (i) The security interests granted pursuant to this Agreement upon completion of the filings, applications for the notation of the liens created hereunder on certificates of title covering any of the Collateral and the taking of possession by the Secured Party (which, in the case of all filings and other documents, have been delivered to the Secured Party in completed and duly executed form) will constitute valid, perfected, first priority security interests in all of the Collateral in favor of the Secured Party as collateral security (for all of the Obligations, enforceable in accordance with the terms hereof against all creditors of Grantor and, except as otherwise provided under applicable law, any persons purporting to purchase any Collateral from Grantor) and are prior to all other encumbrances on the Collateral in existence on the date hereof.

     (j) Grantor hereby authorizes the Secured Party (or any person or entity appointed or designated by the Secured Party) to take all actions at the expense of the Grantor (including, without limitation, the filing of any UCC financing statements or amendments thereto, applications for the notation of the liens created hereunder on certificates of title covering any of the Collateral and any other documents or instruments) in connection with the grant, attachment and perfection of the pledge and security interest created hereby.

     (k) Grantor is the sole holder of record and the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

     (l) Except for filings or other actions contemplated hereby, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Grantor of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Grantor or (ii) for the perfection of the security interests or the exercise by the Secured Party of its rights and remedies hereunder.

     6.02. [Intentionally omitted]

     6.03. As to the Pledged Collateral; Voting Rights; Dividends, etc.

     (a) Prior to the occurrence of an Event of Default the Grantor shall exercise all voting rights in relation to the Pledged Collateral; provided that Grantor shall not exercise such voting rights in any manner, or otherwise permit or agree to any (a) variation of the rights attaching to or conferred by any of the Pledged Collateral or (b) increase in the issued share capital of any company whose Pledged Collateral are charged pursuant to this Agreement; and further provided that the Secured Party shall execute and deliver (or cause to be executed and delivered) to the Grantor (as applicable) all such proxies and other instruments as the Grantor (as applicable) may reasonably request for the purpose of enabling Grantor to exercise the voting and other rights which it is entitled to exercise under this Section 6.03(a).

     (b) The Secured Party may, upon the occurrence of an Event of Default, at its discretion (in the name of Grantor or otherwise and without any further consent or authority from Grantor):

          (i) exercise (or refrain from exercising) any voting rights in respect of the Pledged Collateral;

          (ii) have the sole right to receive and retain as Pledged Collateral any and all dividends paid in respect of the Pledged Collateral;

          (iii) transfer the Pledged Collateral into the name of such nominee(s) of the Secured Party as it shall require; and

          (iv) exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Pledged Collateral, including the right, in relation to any company whose shares or other securities are included in the Pledged Collateral, to concur or participate in:

               (A) the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

               (B) the release, modification or variation of any rights or liabilities attaching to such shares or securities, and

               (C) the exercise, renunciation or assignment of any right to subscribe for any shares or securities in each case in such manner and on such terms as the Secured Party may think fit, and the proceeds of any such action shall form part of the Pledged Collateral.


     SECTION 7.  FURTHER ASSURANCES.

     (a) The Grantor agrees that from time to time, at the expense of the Grantor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral.

     (b) Grantor hereby authorizes the Secured Party to file, in any jurisdiction which the Secured Party deems reasonably necessary and appropriate, this Security and Pledge Agreement and/or one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law.

     (c) Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

     SECTION 8. INSURANCE. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of the Collateral shall be held, applied and paid to the Secured Party as specified herein.

     SECTION 9.  TRANSFERS TO OTHERS; LIENS; ADDITIONAL SHARES.

     (a) Grantor shall not:

          (i) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise expressly permitted by the Facility Agreement.

          (ii) Create or suffer to exist any lien, pledge, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement.

     (b) The Grantor agrees that it will (i) cause ALPS Canada and ALPS Canada Sub not to issue any stock or other securities in addition to or substitution for the Pledged Collateral (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of ALPS Canada and ALPS Canada Sub and (iii) cause ALPS Canada and ALPS Canada Sub not to transfer any of its assets other than in the ordinary course of business consistent in type and amount with ALPS Canada's and ALPS Canada Sub's past practice.

     SECTION 10. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints the Secured Party as Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Secured Party's discretion, only upon and during the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to obtain and adjust insurance required to be paid to the Secured Party pursuant to this Agreement,

     (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

     (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above,

     (d) to receive, endorse and collect all instruments made payable to the Grantor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge or the same, and

     (e) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

     SECTION 11. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, the Secured Party may (but shall not be obligated to), after 3 days written notice and the continued failure of Grantor to perform, itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor.

     SECTION 12. THE SECURED PARTY'S DUTIES. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters.

     SECTION 13. REMEDIES. If any Event of Default shall have occurred and be continuing:

     13.01.  Generally.

     (a) The Secured Party may exercise in respect of all the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC and other applicable law and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties and (ii) upon notice, sell the Collateral thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. Grantor agrees that, 10 days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to sale the Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) The Secured Party may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantor in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and the Grantor hereby releases the Secured Party from, and agrees to hold the Secured Party free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement.

     (c) All cash proceeds received by the Secured Party in respect of sale of, collection from, or other realization upon all of the Collateral shall be applied against the Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.


     13.02.  As to the Pledged Collateral.

     (a) If the Pledged Collateral is sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Secured Party may resell such Pledged Collateral. In no event shall Grantor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment therefor has actually been received by the Secured Party.

     (b) The Secured Party may purchase the Pledged Collateral at any public sale and, if any Pledged Collateral is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, the Secured Party may purchase such Pledged Collateral at private sale, free from any right of redemption, which is hereby waived and released to the extent permitted by applicable law, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of the Obligations in lieu of cash payment.

     (c) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of the Pledged Collateral that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise the Secured Party shall give the applicable Grantor 10 days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Grantor agrees is reasonable.

     (d) The Secured Party shall not be obligated to sale the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

     (e) If at any time when the Secured Party shall determine to exercise its right to sell all of the Pledged Collateral pursuant to this Section 13, such Pledged Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Secured Party is hereby expressly authorized to sell such Pledged Collateral by private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Secured Party, in compliance with applicable securities laws,
(i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act so long as doing so would not violate applicable securities laws, (ii) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (iii) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Secured Party that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral, or part thereof, it being understood that the Secured Party may cause or require Grantor, and Grantor hereby agrees upon the written request of the Secured Party, to cause (A) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (B) the issuance of stop transfer instructions to the issuer of such Pledged Collateral's transfer agent, if any, with respect to the Pledged Collateral, or, if such issuer transfers its own securities, a notation in the appropriate records of such issuer. In the event of any such sale, Grantor does hereby consent and agree that the Secured Party shall incur no responsibility or liability for selling the Pledged Collateral at a price which the Secured Party may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid. The Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act. Grantor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     (f) The remedies provided herein in favor of the Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Secured Party existing at law or in equity.


SECTION 14.  INDEMNITY AND EXPENSES.

     (a) Grantor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Secured Party's own gross negligence or willful misconduct.

     (b) The Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

     (c) The Grantor agrees that the Secured Party does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by the Grantor, and except as the same may have resulted from the gross negligence or willful misconduct of the Secured Party, the Grantor hereby agrees to indemnify and hold the Secured Party harmless with respect to any and all claims by any person relating thereto.


SECTION 15.  MISCELLANEOUS.

     15.01. Security Interest Absolute. All rights of the Secured Party and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations.

     15.02. Amendments; etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.03. Successors and Assigns. This Agreement is for the benefit of the Secured Party and its successors and assigns, and in the event of an assignment by the Secured Party of all or any of the Obligations, the rights hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. Grantor may not assign its obligations under this Agreement to any person without the prior written consent of the Secured Party, any such purported assignment without such prior written consent being null and void. Subject to the foregoing, this Agreement shall be binding on Grantor and its successors and permitted assigns.

     15.04. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered:

     If to the Secured Party to

      Arctic Inc.
      C/o CT Corporation Systems
      50 West Broadway
      Salt Lake City, Utah 84/01

      With a required copy to:

      Dechert
      2 Serjeants' Inn
      London EC4Y 1LT
      England
      Attention: Brian McCall, Esq.

      If to Grantor:

      4460 South Highland Drive
      Suite 100
      Salt Lake City
      Utah 84124-3543
      USA
      Attention: John W. Wittwer

      With a required copy to:
      Callister Nebeker & McCullough
      Gateway Tower East Suite 900
      10 East South Temple
      Salt Lake City
      Utah 84133
      USA
      Attention:  Laurie S. Hart, Esq.


     15.05. Failure or Indulgence. No failure or delay on the part of the Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     15.06. Survival. All representations and warranties of Grantor contained in this Agreement shall survive the making, execution and delivery of this Agreement

     15.07. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations and termination of the Commitments, (ii) be binding upon Grantor, its successors and permitted assigns and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its respective successors, transferees and assigns. Upon the indefeasible payment in full in cash of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Secured Party will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.


     15.08. Set-Off.

     (a) Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time without notice to Grantor, any such notice being expressly waived by Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency or other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of Grantor in such amounts as the Secured Party may elect, against and on account of the obligations and liabilities of Grantor to the Secured Party hereunder and claims of every nature and description of the Secured Party against Grantor, in any currency, whether arising hereunder, under the Facility Agreement, or the Facility Agreement, as the Secured Party may elect, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.

     (b) The Secured Party shall notify Grantor promptly of any such set-off and the application made by the Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     (c) The rights of the Secured Party under this sub-section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Secured Party may have.

     15.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflict of law principles.

     15.10. Waiver of Jury Trial. EACH OF THE SECURED PARTY AND GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE FACILITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     15.11. Venue; Service of Process. Grantor hereby irrevocably submits to the jurisdiction of the state courts of the State of Utah in Salt Lake County and to the jurisdiction of the United States District Court for the District of Utah sitting in Salt Lake County, for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement, the subject matter hereof, the Facility Agreement and the subject matter thereof. Grantor to the extent permitted by applicable law (A) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or other proceeding brought in the above-named courts, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this agreement, the subject matter hereof, any other document or the subject matter thereof (as applicable) may not be enforced in or by such court and (B) hereby waives the right to assert in any such action, suit or proceeding any offsets or counterclaims except counterclaims that are compulsory or otherwise arise from the same subject matter. Grantor hereby consents to service of process by mail at the address to which notices are to be given to it pursuant to this Agreement. Grantor agrees that its submission to jurisdiction and consent to service of process by mail is made for the express benefit of the Secured Party. Final judgment against Grantor in any such action, suit or proceeding shall be conclusive, and may be enforced in any other jurisdiction (x) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of indebtedness or liability of the Grantor therein described or (y) in any other manner provided by or pursuant to the laws of such other jurisdiction, provided, however, that the Secured Party may at its option bring suit, or institute other judicial proceedings against a Grantor or any of its assets in any state or Federal court of the United States or of any country or place where the Grantor or such assets may be found.

     15.12. Headings. Section and sub-section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     15.13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibitions or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

     15.15. Acknowledgement of Grantor. Grantor acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

     (b) the Secured Party has no fiduciary relationship with or duty to Grantor arising out of or in connection with this Agreement and the relationship between the Grantor, on the one hand, and the Secured Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

     (c)  it has received a copy of this Agreement; and

     (d) no joint ventures created hereby or otherwise exists by virtue of the transactions contemplated hereby between the Grantor and the Secured Party.

     IN WITNESS WHEREOF, the parties hereto have caused this Security and Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        GRANTOR:

                                        ALPNET, INC.



                                        By: /s/ John W. Wittner
                                            ------------------------------------
                                            Name:  John W. Wittner
                                            Title: Vice President of Finance and
                                                   Chief Financial Officer



                                        SECURED PARTY:

                                        ARCTIC, INC.



                                        By: /s/ Mark Lancaster
                                            ------------------------------------
                                            Name:  Mark Lancaster
                                            Title: Vice President

  Schedule 1 - Locations of Chief Executive Office, Records, Trade Names, Etc.


ALPNET, Inc.4460 South Highland Drive
Suite 100
Salt Lake City, Utah 84124-3543
USA


Alpnet UK Limited
Centre Tower
Whitgift Centre
Croydon
CR9 3QJ


Alpnet Holdings CV
Industrieplein 3
7553 LL Hengelo
The Netherlands


ALPNET, Inc. currently uses no other trade names.